               ENTERGY ENTERPRISES, INC. AND CONSOLIDATED
                        PRO FORMA BALANCE SHEET
                           SEPTEMBER 30, 1996
                              (Unaudited)
                                                                                          Adjustments to Reflect
                                                                                          Transactions Proposed
                                                                         ---------------------------------------------------
                                                                              Before         In Present         After
                    ASSETS                                                 Transaction         Filing        Transaction
                                                                            ---------        ---------        ---------
                                                                                           (In Thousands)

Property:
  Furniture & equipment                                                          $13,134                           $13,134
  Intangible assets                                                                  434                               434
  Installed equipment                                                             52,102                            52,102
  Work in process                                                                  6,225                             6,225
                                                                               ---------        ---------        ---------
    Total                                                                         71,895                            71,895
                                                                               ---------        ---------        ---------
Investment:
  Investments in FPN                                                               1,876                             1,876
  Note receivable - EISI                                                           2,430                             2,430
  Investment in subsidiary company - at equity                                        -          $100,000          100,000
  Other Investments                                                                5,846                             5,846
  Special deposits                                                                    79                                79
                                                                               ---------        ---------        ---------
    Total                                                                         10,231           100,000        110,231
                                                                               ---------        ---------        ---------
Current Assets:
  Cash and cash equivalents:
    Cash                                                                           1,151                             1,151
    Temporary cash investments                                                    31,484                           31,484
                                                                               ---------        ---------        ---------
      Total cash and cash equivalents                                             32,635                            32,635
  Accounts receivable                                                              1,759                             1,759
  Accounts receivable - associated companies                                      19,475                            19,475
  Inventory                                                                       25,569                            25,569
  Other current assets                                                               222                               222
                                                                               ---------        ---------        ---------
    Total                                                                         79,660                            79,660
                                                                               ---------        ---------        ---------
Deferred Debits:
  EISI Technology                                                                  8,627                             8,627
  Accum. Deferred Income Tax - Federal & State                                    13,618                            13,618
  Other deferred debits                                                            8,369                             8,369
                                                                               ---------        ---------        ---------
    Total Deferred Debits                                                         30,614                            30,614
                                                                               ---------        ---------        ---------
         TOTAL                                                                  $192,400         $100,000         $292,400
                                                                               =========        =========        =========

               ENTERGY ENTERPRISES, INC. AND CONSOLIDATED
                        PRO FORMA BALANCE SHEET
                           SEPTEMBER 30, 1996
                              (Unaudited)
                                                                                          Adjustments to Reflect
                                                                                          Transactions Proposed
                                                                         ----------------------------------------------------
                                                                              Before         In Present         After
CAPITALIZATION AND LIABILITIES                                             Transaction         Filing        Transaction
                                                                             ---------        ---------        ---------
                                                                                           (In Thousands)
Capitalization:
  Common Stock                                                                   $57,400                           $57,400
  Miscellaneous Paid In Capital                                                  150,000                           150,000
  Retained Earnings                                                              (90,561)                          (90,561)
                                                                               ---------        ---------        ---------
    Total                                                                        116,839                           116,839
                                                                               ---------        ---------        ---------
Long-Term Liabilities:
  Other Long-term Debt                                                             6,387                             6,387
  Other                                                                              103                               103
                                                                               ---------        ---------        ---------
    Total                                                                          6,490                             6,490
                                                                               ---------        ---------        ---------
Current Liabilities:
  Accounts Payable                                                                 1,219                             1,219
  Accounts payable - associated companies                                            490                               490
  Notes payable - associated companies                                                            100,000          100,000
  Taxes accrued                                                                    3,150                             3,150
  Other                                                                            8,768                             8,768
                                                                               ---------        ---------        ---------
    Total                                                                         13,627          100,000          113,627

Deferred Credits
  Deferred Revenue                                                                49,909                            49,909
  Other Deferred Credits                                                           5,535                             5,535
                                                                               ---------        ---------        ---------
    Total                                                                         55,444                            55,444
                                                                               ---------        ---------        ---------
         TOTAL                                                                  $192,400         $100,000         $292,400
                                                                               =========        =========        =========

               ENTERGY ENTERPRISES, INC. AND CONSOLIDATED
                     PRO FORMA STATEMENT OF INCOME
                 TWELVE MONTHS ENDED SEPTEMBER 30, 1996
                              (Unaudited)
                                                                                          Adjustments to Reflect
                                                                                          Transactions Proposed
                                                                         ----------------------------------------------------
                                                                               Before         In Present         After
                                                                            Transaction         Filing         Transaction
                                                                              ---------        ---------        ---------

Revenues:
  Services rendered - associated companies                                       $25,524                            25,524
  Net sales                                                                       20,759                            20,759
  Miscellaneous income                                                             2,010                             2,010
                                                                               ---------        ---------        ---------
    Total                                                                         48,293                            48,293
                                                                               ---------        ---------        ---------
Expenses:
  Installation/Maintenance Costs                                                   5,313
  Salaries, wages and benefits                                                    20,918                            20,918
  Outside services                                                                12,201                            12,201
  Administrative and General                                                      38,005                            38,005
  Other                                                                              789                               789
                                                                               ---------        ---------        ---------
         Total                                                                    77,226                            71,913
                                                                               ---------        ---------        ---------
Depreciation and Amortization                                                     12,846                            12,846
Amortization of organizational cost                                                   25                                25
Miscellaneous Expenses                                                            18,657                            18,657
                                                                               ---------        ---------        ---------
    Total expenses                                                               108,754                           108,754
                                                                               ---------        ---------        ---------
Interest Expense                                                                   4,998                             4,998
                                                                               ---------        ---------        ---------
Loss Before Income Taxes                                                         (65,459)                          (65,459)
                                                                               ---------        ---------        ---------
Income Taxes - Federal                                                           (14,875)                          (14,875)
Income Taxes - State                                                                 141                               141
Provision for Deferred Income Taxes - Federal                                     (7,838)                           (7,838)
Provision for Deferred Income Taxes - State                                         (921)                             (921)
                                                                               ---------        ---------        ---------
Net Loss                                                                        ($41,966)             $ -         ($41,966)
                                                                               =========        =========        =========

               ENTERGY ENTERPRISES, INC. AND CONSOLIDATED
                PRO FORMA STATEMENT OF RETAINED EARNINGS
                 TWELVE MONTHS ENDED SPETEMBER 30, 1996
                              (Unaudited)
                                                                                          Adjustments to Reflect
                                                                                          Transactions Proposed
                                                                         -----------------------------------------------------
                                                                              Before         In Present          After
                           RETAINED EARNINGS                               Transaction         Filing          Transaction
                                                                            ---------        ---------        --------------
                                                                                           (In Thousands)

Balance at September 30, 1995                                                   ($48,595)                         ($48,595)

Add - Net loss                                                                  ($41,966)                          (41,966)
                                                                               ---------        ---------        ---------
Balance at September 30, 1996                                                   ($90,561)             $ -         ($90,561)
                                                                               =========        =========        =========

Entergy Enterprises, Inc. and Subdsidiaries
Journal Entries
(In Thousands)




                                Entry 1
Investment in Subsidiary                               $100,000
     Notes payable - associated companies                            $100,000


To invest in one or more new subsidiaries which would either directly or indirectly acquire interests, or options to acquire interests, in any businesses, including among others, the telecommunications, energy management services or environmental technology businesses.